SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. 1)

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Pacific Capital Bancorp

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April 24, 2006

To our Shareholders

Correction to 2006 Proxy Statement – Audit Fees

Subsequent to mailing our proxy materials to our shareholders, we learned that the audit and non-audit fees on page 24 of our 2006 Proxy Statement contained errors. The Ernst & Young 2005 fees were overstated by approximately $360,000. In addition, the audit-related fees and tax fees for PricewaterhouseCoopers were transposed, but did not affect the overall total. The correct numbers are reported in the chart below.

Audit and Non-Audit Fees

The Company’s annual financial statements for the year ended December 31, 2005, and December 31, 2004, and fees billed for other services rendered by E&Y and PwC during those periods.

	2005 (E&Y)	2005 (PwC)	2004 (PwC)

Audit Fees[1]	$2,328,625	$182,520	$2,402,175

Audit-Related Fees[2]	$166,994	$23,131	$227,556

Tax Fees[3]	$0	$42,327	$200,900

All Other Fees[4]			$0

	$2,495,619	$247,978	$2,830,631

(1) Audit fees are fees for professional services rendered by the company’s principal accountant for the audit of the company’s annual financial statements and review of financial statements included in the company’s Form 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years

(2) Audit-related fees are fees for assurance and related services by the company’s principal accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under audit fees.

(3) Tax fees are fees for professional services rendered by the company’s principal accountant for tax compliance, tax advice, and tax planning.

(4) All other fees are fees for products and services provided by the company’s principal accountant, other than the services reported under audit fees, audit-related fees, and tax fees.

Sincerely,

/s/ Carol Zepke

Vice President and

Corporate Secretary